UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2017

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Closing of Comanche Eagle Ford Acquisition

On March 1, 2017, Sanchez Energy Corporation (for the limited purposes set forth therein) (the “Company”), SN EF Maverick, LLC, a subsidiary of the Company (“SN Maverick”), SN EF UnSub, LP, an unrestricted, non-guarantor subsidiary of the Company for purposes of the agreements governing the Company’s indebtedness (“SN UnSub”), and Gavilan Resources, LLC (f/k/a Aguila Production, LLC), an entity controlled by affiliates of The Blackstone Group L.P. (“Gavilan” and, together with SN Maverick and SN UnSub, the “Buyers”) completed the closing of the transactions contemplated by the purchase and sale agreement (the “Purchase Agreement”) among the Buyers and Anadarko E&P Onshore, LLC and Kerr-McGee Oil & Gas Onshore LP (together, the “Sellers”).  At the closing, the Buyers collectively purchased all of the right, title and interest of the Sellers in certain developed and undeveloped oil and gas assets in Maverick, Dimmit, Webb and LaSalle Counties, Texas, consisting of approximately 318,000 gross (155,000 net) acres and an average approximate 49.00% working interest therein (the “Comanche Eagle Ford Assets”) for aggregate consideration of approximately $2.078 billion, subject to customary post-closing purchase price adjustments.  The effective time for the acquisition is 12:01 a.m. on July 1, 2016.

In accordance with the terms of the Purchase Agreement, (i) SN Maverick paid approximately 13% of the purchase price and SN UnSub paid approximately 37% of the purchase price (including through a $100 million cash contribution from other Company entities) and SN UnSub and SN Maverick acquired approximately 77,500 net acres and an average approximate 24.50% working interest in the aggregate (and approximately 50% and 0%, respectively, of the estimated proved developed producing  reserves (PDPs), 20% and 30%, respectively, of the estimated proved developed non-producing reserves (PDNPs), and 20% and 30%, respectively, of the proved undeveloped reserves (PUDs)) and (ii) Gavilan paid approximately 50% of the purchase price and acquired approximately 77,500 net acres and an average approximate 24.50% working interest in the aggregate (and approximately 50% of the estimated PDPs, PDNPs and PUDs), subject to purchase price adjustments applicable to such Buyers’ shares of the purchase price in the foregoing percentages.

Joint Development Agreement

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Buyers entered into an eight-year (subject to earlier termination as provided for therein) joint development agreement (“JDA”) that provides for the administration, operation and transfer of the jointly-owned Comanche Eagle Ford Assets.

The JDA provides for the parties to (i) establish an operating committee which will control the timing, scope and budgeting of operations on the Comanche Eagle Ford Assets (subject to certain exceptions) and (ii) designate SN Maverick as operator of the Comanche Eagle Ford Assets and certain other interests (subject to forfeiture in the event of certain default events). The operating committee is to consist of six representatives, two of which will be appointed by SN Maverick, one of which will be appointed by SN UnSub and three of which will be appointed by Gavilan.

If (i) the operating committee is unable to approve a budget and work plan within the time periods specified in the JDA or (ii) either Gavilan or SN Maverick otherwise elects to cause a division of operatorship under the JDA for any reason during a budget negotiation period or, as applicable, in the event of an Equitable Partition (as defined below), then, either Gavilan or SN Maverick will have the right to cause a division of operatorship pursuant to which, subject to the terms of the JDA and any applicable joint operating agreements, the rights to operatorship pursuant to applicable joint operating agreements will be divided between Gavilan and SN Maverick on a geographic wellpad-by-wellpad basis.

Subject to certain exceptions, the JDA prohibits direct or indirect transfers of a party’s interests in the Comanche Eagle Ford Assets prior to the third anniversary of the date of the JDA.  After the third anniversary, each party will have (i) certain tag-along rights in the event that another party directly or indirectly proposes to transfer 35% or more of its interests in the Comanche Eagle Ford Assets (including, in the case of Gavilan, certain change of control transactions with respect to the Company) and (ii) certain rights of first offer in connection with certain proposed direct or indirect transfers of any of a party’s Comanche Eagle Ford Assets.  In addition, if at any time after the third anniversary of the JDA (or within nine months following the termination of the JDA), Gavilan desires to directly or indirectly transfer all or substantially all of its and its affiliates’ interests in a specified area which includes the area in which the Comanche Eagle Ford Assets are located (a “Sale Transaction,” including a Sale Transaction Equitable Partition (as defined below) but not an Alternative Equity Partition (as defined below)), subject to certain exceptions, Gavilan may require the Company, SN Maverick, SN UnSub, and their respective affiliates to sell or otherwise convey their interests within such area comprising 75% of the fair market value of such area (the “Included Percentage”) to Gavilan’s transferee.  However, if the transfer of such land would result in the Company transferring all or substantially all of its assets pursuant to applicable law, then such applicable percentage of fair market value shall be such lesser percentage that would not constitute all or substantially all of the Company’s assets pursuant to applicable law, but in no event less than 66% (such area, the “Included Sale Transaction Area,” and the remainder of such designated area, the “Excluded Sale Transaction Area” and such remaining percentage, the “Excluded Percentage”). At the time of the Sale Transaction, Gavilan and its affiliates must convey all of their interests within the Excluded Sale Transaction Area to SN and SN UnSub (a “Sale Transaction Equitable Partition”) or, in lieu thereof, make such conveyance pursuant to an alternative partition such that the Included Sale Transaction Area comprises interests in such designated area equal to 50% of the aggregate fair market value of such designated area (or such other percentage proportionate to the parties’ interests, if applicable) (such percentage, the “Gavilan Percentage”).  The Excluded Sale Transaction Area comprises that percentage of interests in such designated area equal to 100% less the Gavilan Percentage (an “Alternative Equitable Partition” and together with a Sale Transaction Equitable Partition, each an “Equitable Partition”).

In the event that Gavilan is unable to cause the Company, SN Maverick, SN UnSub and/or their respective affiliates to participate in a Sale Transaction as a result of any of the limitations set forth in the JDA, then Gavilan will have the right to effectuate an Alternative Equitable Partition, whereby Gavilan will be entitled to all interests of the parties in the Included Sale Transaction Area and SN and SN UnSub will be entitled to all interests of the parties in the Excluded Sale Transaction Area and the parties will use their respective reasonable best efforts to effect such Alternative Equitable Partition as promptly as practicable. In connection with the effectuation of an Alternative Equitable Partition and to the extent a Sale Transaction has not been consummated, the parties shall use their respective reasonable best efforts to cause Gavilan or its designee (or if applicable the transferee in a Sale Transaction) to become operator under each joint operating agreement applicable to the conveyed assets included in the Included Sale Transaction Area and cause SN Maverick or its designee to become operator under each joint operating agreement applicable to the assets included in the Excluded Sale Transaction Area.

In connection with a Sale Transaction, the form of consideration will consist of either (i) all cash or (ii) cash and not more than 25% in value of publicly traded securities, subject to certain exceptions and limitations in SN Maverick’s debt agreements.  In addition, Gavilan may not cause Sanchez Energy, SN Maverick, SN UnSub and their respective affiliates to participate in a Sale Transaction unless the consideration received by Sanchez Energy, SN Maverick, SN UnSub and their respective affiliates achieves certain specified thresholds and satisfies certain other requirements specified in the JDA.

The JDA also establishes an area of mutual interest in respect of an area surrounding the vicinity of the Comanche Eagle Ford Assets for a period of five years from the date the JDA is signed or termination of the JDA, whichever occurs first.

Securities Purchase Agreement

As part of the financing for the acquisition of the Comanche Eagle Ford Assets, on January 12, 2017, the Company, SN UnSub, SN EF UnSub GP, LLC, the general partner of SN UnSub (the “SN UnSub General Partner”), SN UR Holdings, LLC, a subsidiary of the Company (“SN UR Holdings”), SN EF UnSub Holdings, LLC, a subsidiary of SN UR Holdings (“SN UnSub Holdings”), GSO ST Holdings Associates LLC (“GSO Associates LLC”), and GSO ST Holdings LP (the “GSO Associates LP”) entered into a Securities Purchase Agreement (the “SPA”).

On February 28, 2017, the parties to the SPA amended and restated the SPA (the “Amended and Restated SPA”) to add Intrepid Private Equity V-A, LLC (“Intrepid” and, together with GSO Associates LP, the “Preferred Unit Purchasers”) as an additional party to the SPA.  GSO Associates LP is an investment vehicle owned by funds managed or advised by GSO Capital Partners LP (“GSO”) and GSO Associates LLC, which is GSO Associates LP’s general partner, is a controlled affiliate of GSO.

At the closing of the transactions contemplated by the Purchase Agreement, pursuant to the Amended and Restated SPA and subject to the other terms and conditions provided therein:

•                  SN UnSub Holdings purchased 100,000 common units of SN UnSub for $100,000,000,

•                  GSO Associates LP purchased 485,000 preferred units of SN UnSub for $485,000,000;

•                  Intrepid purchased 15,000 preferred units of SN UnSub for $15,000,000;

•                  SN UR Holdings purchased 99 “Class A Units” in SN UnSub General Partner for nominal consideration;

•                  GSO Associates LLC purchased 1 “Class B Unit” in SN UnSub General Partner for nominal consideration;

•                  Certain funds managed or advised by GSO (the “GSO Funds”) received (i) 1,455,000 shares of the Company’s common stock and (ii) warrants to purchase 1,940,000 shares of the Company’s common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments; and

•                  Intrepid received (i) 45,000 shares of the Company’s common stock and (ii) warrants to purchase 60,000 shares of the Company’s common stock at an exercise price of $10 per share, subject to customary anti-dilution adjustments.

The Amended and Restated SPA contains representations and warranties, covenants, and termination and indemnification that are customary for this type of transaction. The representations and warranties and covenants in the Amended and Restated SPA were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the Amended and Restated SPA should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

Warrant Agreements

At the closing of the transactions contemplated by the Purchase Agreement, the Company entered into (i) three separate warrant agreements to purchase an aggregate of 6,500,000 shares of the Company’s common stock with each of Gavilan Resources Holdings—A, LLC, Gavilan Resources Holdings—B, LLC, and Gavilan Resources Holdings—C, LLC (collectively, the “Blackstone Warrantholders”), affiliates of The Blackstone Group L.P., (ii) a warrant agreement to purchase an aggregate of 1,940,000 shares of the Company’s common stock with the GSO Funds, and (iii) a warrant agreement to purchase 60,000 shares of the Company’s common stock with Intrepid (collectively, the “Warrant Agreements”).

The Warrant Agreements provide for a $10 exercise price per share to purchase the Company’s common stock.  The exercise price and the number of shares of the Company’s common stock for which a warrant is exercisable are subject to adjustment from time to time upon the occurrence of certain events including: (i) payment of a dividend or distribution to holders of shares of the Company’s common stock payable in the Company’s common stock, (ii) a subdivision, combination, or reclassification of the Company’s common stock, (iii) the distribution of any rights, options or warrants (excluding rights issued under the Company’s rights agreement) to all holders of the Company’s common stock entitling them for a certain period of time to purchase shares of the Company’s common stock at a price per share less than the fair market value per share, and (iv) payment of a cash distribution to all holders of the Company’s common stock or a distribution to all holders of the Company’s common stock any shares of the Company’s capital stock, evidences of indebtedness, or any of assets or any rights, warrants or other securities of the Company.  The Warrant Agreements also provide that, if the Company proposes a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the holders of the warrants will receive the kind and number of other securities or assets which the holder would have been entitled to receive if the holder had exercised the warrant in full immediately prior to the time of such dissolution, liquidation or winding up and the right to exercise the warrant will terminate on the date on which the holders of record of the shares of common stock are entitled to exchange their shares for securities or assets deliverable upon such dissolution, liquidation or winding up.

The warrants issued to the Blackstone Warrantholders expire on March 1, 2022 and the warrants issued to the GSO Funds and Intrepid expire on March 1, 2032, in each case in accordance with the terms and conditions of the applicable Warrant Agreement.

This summary of the Warrant Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the Warrant Agreements, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, and Exhibit 4.5 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Registration Rights Agreements

At the closing of the transactions contemplated by the Purchase Agreement, the Company entered into separate registration rights agreements with the Blackstone Warrantholders (the “Blackstone Registration Rights Agreement”), the GSO Funds (the “GSO Registration Rights Agreement”), and Intrepid (together with the Blackstone Registration Rights Agreements and the GSO Registration Rights Agreement, the “Registration Rights Agreements”).  The Registration Rights Agreements grant the parties certain registration rights for the shares of the Company’s common stock acquired by the parties, including the shares issuable upon the exercise of the warrants to purchase the Company’s common stock. The Blackstone Registration Rights Agreement and the GSO Registration Rights Agreement provide that the Company will use its reasonable best efforts to prepare and file a shelf registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to permit the public resale of all registrable securities covered by the applicable Registration Rights Agreement within 18 months of the date of the agreement and to cause such shelf registration statement to be declared effective no later than two years after the date of the agreement.

The Registration Rights Agreements include piggyback rights for the applicable holders, which provide that, if the Company proposes to file certain registration statements or supplements to certain effective registration statements for the sale of shares of the Company’s common stock in an underwritten offering for its own account or that of another person or both, then the Company is required to offer the holders the opportunity to include in such underwritten offering such number of registrable securities as each such holder may request, subject to certain cutback rights if the Company has been advised by the managing underwriter that the inclusion of registrable securities for sale for the benefit of the holders will have an adverse effect on the price, timing or distribution of the shares of common stock in the underwritten offering.

The representations and warranties and covenants in the Registration Rights Agreements were made or agreed to, among other things, to provide the respective parties with specified rights and obligations and to allocate risk among the respective parties. Accordingly, the Registration Rights Agreements should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

Standstill and Voting Agreement

On March 1, 2017, the Company and each of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (together, the “Blackstone Funds”) entered into a Standstill and Voting Agreement (the “Standstill and Voting Agreement”).  The Blackstone Funds agreed that, without the prior consent of the Company, the Blackstone Funds and their controlled affiliates, including the Blackstone Warrantholders, will not, among other things, (i) subject to certain exceptions, acquire interests in any of voting securities of the Company or all or substantially all of the assets of the Company or any of its subsidiaries, (ii) call a special meeting of the holders of voting securities of the Company or any of its subsidiaries, or (iii) seek representation on the board of directors or seek the removal of any member of the board of directors of the Company or any of its subsidiaries.

Without the prior written consent of the Company, during the period commencing on the date of the Standstill and Voting Agreement and ending on the second anniversary of the date of the closing of the transactions contemplated by the Purchase Agreement, the Blackstone Funds and their controlled affiliates, including the Blackstone Warrantholders, may not, subject to certain exceptions, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the shares of the Company’s common stock or the warrants to purchase the Company’s common stock or (ii) directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the shares of the Company’s common stock or the warrants to purchase the Company’s common stock.

The Blackstone Funds also agreed that, during the term of the Standstill and Voting Agreement, subject to certain exceptions, the Blackstone Funds and their controlled affiliates will vote any voting securities of the Company that they beneficially own in the same manner as recommended by the board of directors of the Company to the other holders of voting securities of the Company.

The Company previously entered into a Standstill and Voting Agreement with the GSO Funds on February 6, 2017 with substantially similar terms as the Standstill and Voting Agreement.

The representations and warranties and covenants in the Standstill and Voting Agreement were made or agreed to, among other things, to provide the respective parties with specified rights and obligations and to allocate risk among the respective parties. Accordingly, the Standstill and Voting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

Shareholders Agreement

On March 1, 2017, the Company and Gavilan Resources Holdco, LLC (“Gavilan Holdco”) entered into a Shareholders Agreement (the “Shareholders Agreement”) pursuant to which, until the earlier of (i) the termination of the JDA, (ii) the sale of all or substantially all of the Assets (as defined in the Purchase Agreement) acquired by Gavilan and (iii) the consummation of a Sale Transaction, Gavilan Holdco will have the right, but not the obligation, to appoint one observer representative to be present at all regularly scheduled meetings of the full board of directors of the Company, subject to the terms, conditions and limitations set forth in the Shareholders Agreement.

SN UnSub Governing Documents

At the closing of the transactions contemplated by the Purchase Agreement, the applicable parties entered into an amended and restated partnership agreement of SN UnSub (the “Partnership

Agreement”) and an amended and restated limited liability company agreement of SN UnSub General Partner (the “GP LLC Agreement”).

Under the terms of the Partnership Agreement, SN UnSub’s preferred units are entitled to receive distributions of 10.0% per annum, payable quarterly in cash, unless a cash payment is then prohibited by certain of SN UnSub’s debt agreements, in which case such distribution will be deemed to have been paid in kind. SN UnSub may not make distributions on the SN UnSub common units until the preferred units are redeemed in full.

The preferred units have priority over the common units, to the extent of the Base Return (as defined below), upon a liquidation, sale of all or substantially all assets, certain change of control and exit transactions.

UnSub may, from time to time and subject to the conditions set forth in the Partnership Agreement, redeem preferred units at a purchase price per unit sufficient to achieve the greater of (i) a 14.0% internal rate of return for such unit and (ii) a 1.50x return on the purchase price for such unit, in each case inclusive of previous distributions made in cash (the “Base Return”).  Partners holding a majority of the preferred units in SN UnSub will have the option to request SN UnSub to redeem all of the preferred units for the Base Return at any time following the seventh anniversary of issuance or upon the occurrence of certain change of control transactions, as further described in the Partnership Agreement.

If (i) the preferred units are not timely redeemed by SN UnSub when required, (ii) SN UnSub fails, after March 1, 2018, to pay the preferred units a cash distribution in any two quarters, regardless of whether consecutive, and such failure is continuing, (iii) SN UnSub takes certain material actions without the consent of the preferred unitholders, when required, (iv) certain events of default under SN UnSub and the Company’s credit agreements have occurred or (v) SN Maverick is removed as operator under the JDA under certain circumstances, then the holders of the preferred units will be entitled to appoint a majority of the members of the board of directors of SN UnSub General Partner and  may cause a sale of the assets or equity of SN UnSub in order to redeem the preferred units.

Under the terms of the GP LLC Agreement, SN UR Holdings has the right to appoint three members and GSO Associates LLC has the right to appoint two members to the five-member board of directors of SN UnSub General Partner.  The approval of GSO Associates LLC is required for a number of material actions by SN UnSub (unless the preferred units are redeemed at or prior to such actions), including, among other things:

•                  subject to certain exceptions, incurring additional debt or providing guarantees in respect of obligations of other persons;

•                  amending debt instruments (other than with respect to certain capital leases and purchase money security interests) or amending the JDA in a way that would adversely impact SN UnSub General Partner and certain related parties (including SN UnSub) in any material respect;

•                  effecting a change of control, liquidation or dissolution;

•                  selling or acquiring assets other than with respect to the sale of production in the ordinary course of business;

•                  entering hedging arrangements outside of the parameters of SN UnSub’s hedging program;

•                  issuing any additional capital stock in SN UnSub General Partner or in SN UnSub, except for certain limited partner interests in SN UnSub that would be junior to the preferred units and would otherwise not result in SN UnSub Holdings owning less than 51% of the economic interests in SN UnSub (excluding interests represented by preferred units);

•                  entering into contracts with affiliates of members of SN UnSub General Partner, except that (x) no approval is required if (i) the terms of the contract are arm’s length and (ii) (A) such action is not reasonably expected to result in revenue to, or costs or expenses incurred by, SN UnSub General Partner and certain affiliates (including SN UnSub) of more than $5 million or (B) such action together with all prior such actions with respect to such member or affiliate would not be reasonably expected to result in revenue to, or costs or expenses incurred by, SN UnSub General Partner and certain affiliates (including SN UnSub) of more than $25 million in the aggregate (the thresholds set forth in (A) and (B), the “Affiliate Threshold”) and (y) with respect to any agreement between SN UnSub and certain affiliates on the one hand, and Sanchez Production Partners, LP on the other hand, that is in excess of the Affiliate Threshold, consent from GSO Associates LLC is not to be unreasonably withheld, conditioned or delayed (subject to certain exceptions including an agreement that is not arm’s length or that is not approved in writing by the independent board of directors of the Company and certain other conflicts committees);

•                  subject to certain exceptions, making capital expenditures for drilling and completion of wells during any quarterly period if certain financial metrics have not been met within two years of the closing under the Purchase Agreement or thereafter as calculated on a quarterly basis;

•                  filing for bankruptcy; and

•                  incurring general and administrative costs in excess of $5 million during any calendar year ending on or before December 31, 2019, or in excess of $10 million in any calendar year thereafter.

SN UnSub Credit Agreement

On March 1, 2017, SN UnSub, as borrower, entered into a revolving credit facility represented by a $500 million Credit Agreement dated as of March 1, 2017 with JPMorgan Chase Bank, N.A. as the administrative agent and the lenders party thereto (the “SN UnSub Credit Agreement”). The initial borrowing base amount under the SN UnSub Credit Agreement is $330 million.  Additionally, the SN UnSub Credit Agreement provides for the issuance of letters of credit, limited in the aggregate to the lesser of $50 million and the total availability under the borrowing base.  As of March 1, 2017, there is approximately $173.5 million of borrowings and no letters of credit outstanding under the SN UnSub Credit Agreement.  Availability under the SN

UnSub Credit Agreement is at all times subject to customary conditions and the then applicable borrowing base, which is subject to periodic redetermination.

The SN UnSub Credit Agreement matures on March 1, 2022.  The borrowing base under the SN UnSub Credit Agreement can be subsequently redetermined up or down by the lenders based on, among other things, their evaluation of SN UnSub’s and its subsidiaries’ oil and natural gas reserves.  Redeterminations of the borrowing base are scheduled to occur 60 days after March 1, 2017, October 1, 2017 and thereafter semi-annually on April 1 and October 1 of each year.  The borrowing base is also subject to reduction by 25% of the amount of certain junior debt issuances other than the first $200 million of such debt and by reductions as a result of terminating hedge positions and asset dispositions that exceed 5% of the then-effective borrowing base, together with other customary adjustments.

SN UnSub’s obligations under the SN UnSub Credit Agreement are secured by a first priority lien on substantially all of SN UnSub’s assets and the assets of SN UnSub’s existing and future subsidiaries not designated as “unrestricted subsidiaries,” including a first priority lien on all ownership interests in existing and future subsidiaries not designated as “unrestricted subsidiaries,” as well as a pledge of equity interests in SN UnSub held by SN UnSub Holdings and SN UnSub General Partner, in each case, subject to customary exceptions. The obligations under the SN UnSub Credit Agreement are guaranteed by all of SN UnSub’s existing and future subsidiaries not designated as “unrestricted subsidiaries,” subject to customary exceptions.  As of March 1, 2017, SN UnSub has no subsidiaries.

At SN UnSub’s election, borrowings under the SN UnSub Credit Agreement may be made on an alternate base rate or a eurodollar rate basis, plus an applicable margin.  The applicable margin varies from 1.75% to 2.75% for alternate base rate borrowings and from 2.75% to 3.75% for eurodollar borrowings, depending on the utilization of the borrowing base. Furthermore, SN UnSub is also required to pay a commitment fee on the amount of any unused commitments at a rate of 0.50% per annum.

The SN UnSub Credit Agreement contains various affirmative and negative covenants and events of default that limit SN UnSub’s ability to, among other things, incur indebtedness, make restricted payments, grant liens, consolidate or merge, dispose of certain assets, make certain investments, engage in transactions with affiliates, enter into and maintain hedge transactions and make certain acquisitions. The SN UnSub Credit Agreement also provides for an event of default upon a change of control and cross default between the SN UnSub Credit Agreement and other indebtedness in an aggregate principal amount exceeding $25 million.  Additionally, the SN UnSub Credit Agreement contains “separateness” covenants that require SN UnSub to comply with certain corporate formalities and transact with affiliates on an arms’ length basis. Furthermore, the SN UnSub Credit Agreement contains financial covenants that require SN UnSub to satisfy certain specified financial ratios, including (i) a current assets to current liabilities ratio of at least 1.0 to 1.0 as of the last day of each fiscal quarter commencing with the fiscal quarter ending June 30, 2017 and (ii) a net debt to consolidated EBITDA ratio of not greater than 4.0 to 1.0 as of the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2017.

The representations and warranties and covenants in the SN UnSub Credit Agreement were made or agreed to, among other things, to provide the parties with specified rights and obligations and to allocate risk among the parties. Accordingly, the SN UnSub Credit Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties or their affiliates at the time it was entered into or otherwise.

From time to time, the agents, arrangers, book runners and lenders under the SN UnSub Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to SN UnSub and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

Rights Agreement Amendment

On March 1, 2017, the Company and Continental Stock Transfer & Trust Company, as rights agent, entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of July 28, 2015, by and between the Company and the rights agent (the “Rights Agreement”) to, among other things, amend the definition of “Exempt Person” to allow the Blackstone Warrantholders, certain specified funds managed or advised by GSO, and any other person that, together with the Blackstone Warrantholders and the specified funds managed or advised by GSO, constitutes a “group” as defined for purposes of the Securities Exchange Act of 1934, as amended, or an “entity” within the meaning of specified treasury regulations (collectively, the “Exempted Holders”), to acquire securities of the Company in excess of 4.9% of the then outstanding shares of the Company’s common stock in connection with the consummation of the transactions contemplated by the Amended and Restated SPA without triggering the rights under the Rights Agreement.  Except as provided in the Rights Agreement, as amended by the Rights Agreement Amendment, if any of the Exempted Holders becomes the beneficial owner of any additional shares of the Company’s common stock in excess of an additional 1% of the then outstanding shares of common stock, then such Exempted Holder will be deemed an “Acquiring Person” under the Rights Agreement.

This summary of the Rights Agreement Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of the Current Report on Form 8-K under the heading “Closing of Eagle Ford Comanche Acquisition” is incorporated by reference into this Item 2.01.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.03 of this Current Report on Form 8-K under the heading “SN UnSub Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K regarding the issuance of (i) warrants to purchase an aggregate of 6,500,000 shares of the Company’s common stock to the Blackstone Warrantholders, (ii) 1,455,000 shares of the Company’s common stock and warrants to purchase 1,940,000 shares of the Company’s common stock to the GSO Funds and (iii) 45,000 shares of the Company’s common stock and warrants to purchase 60,000 shares of the Company’s common stock to Intrepid is incorporated by reference into this Item 3.02.  The securities were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as an issuance not involving a public offering.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

The following materials are included as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit

2.1*

Purchase and Sale Agreement, dated January 12, 2017, by and among Anadarko E&P Onshore LLC, Kerr-McGee Oil & Gas Onshore LP, SN EF Maverick, LLC, SN EF UnSub, LP, and Aguila Production, LLC and, solely for the purposes of Section 15.22 and Schedule 13.4(a), Sanchez Energy Corporation

4.1	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Gavilan Resources Holdings—A, LLC

4.2	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Gavilan Resources Holdings—B, LLC

4.3	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Gavilan Resources Holdings—C, LLC

4.4

Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and GSO Capital Opportunities Fund III LP, GSO Energy Select Opportunities Fund LP, GSO Energy Partners—A LP, GSO Energy Partners—B LP, GSO Energy Partners—C LP, GSO Energy Partners—C II LP, GSO Energy Partners—D LP, GSO Credit Alpha Trading (Cayman) LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., and GSO Capital Solutions Funds II LP

4.5	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Intrepid Private Equity V-A, LLC

4.6

Amendment No. 1, dated as of March 1, 2017, to Rights Agreement, dated as of July 28, 2015, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-A/A filed with the SEC on March 3, 2017)

* Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 6, 2017	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1*

Purchase and Sale Agreement, dated January 12, 2017, by and among Anadarko E&P Onshore LLC, Kerr-McGee Oil & Gas Onshore LP, SN EF Maverick, LLC, SN EF UnSub, LP, and Aguila Production, LLC and, solely for the purposes of Section 15.22 and Schedule 13.4(a), Sanchez Energy Corporation

4.1	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Gavilan Resources Holdings—A, LLC

4.2	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Gavilan Resources Holdings—B, LLC

4.3	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Gavilan Resources Holdings—C, LLC

4.4

Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and GSO Capital Opportunities Fund III LP, GSO Energy Select Opportunities Fund LP, GSO Energy Partners—A LP, GSO Energy Partners—B LP, GSO Energy Partners—C LP, GSO Energy Partners—C II LP, GSO Energy Partners—D LP, GSO Credit Alpha Fund LP, GSO Harrington Credit Alpha Fund (Cayman) L.P., and GSO Capital Solutions Funds II LP

4.5	Warrant Agreement, dated as of March 1, 2017, by and between Sanchez Energy Corporation and Intrepid Private Equity V-A, LLC

4.6

Amendment No. 1, dated as of March 1, 2017, to Rights Agreement, dated as of July 28, 2015, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference from Exhibit 4.2 to the Company’s Form 8-A/A filed with the SEC on March 3, 2017)

* Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.